As filed with the Securities and Exchange Commission on January 17, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OPENTABLE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-3374049 (I.R.S. Employer Identification Number)

One Montgomery Street, 7th Floor
San Francisco, California 94104
(Address of Principal Executive Offices including Zip Code)

OpenTable, Inc. 2009 Equity Incentive Award Plan
(Full Title of the Plan)

Matthew J. Roberts Chief Executive Officer OpenTable, Inc. One Montgomery Street, 7th Floor San Francisco, CA 94104 (415) 344-4200	Copy To: Patrick A. Pohlen, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600
(Name and Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. Check one:

Large Accelerated Filer ☒	Accelerated Filer ☐
Non-Accelerated Filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 Par Value	701,281(2)	$79.75 (3)	$55,927,160	$7,204

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the OpenTable, Inc. 2009 Equity Incentive Award Plan (the “2009 Plan”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.

(2) Represents 701,281 additional shares of common stock reserved for future issuance under the 2009 Plan.

(3) This estimate is made pursuant to Rule 457(c) and 457(h) of the Securities Act for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share is $79.75, which is the average of the high and low prices for the Registrant’s common stock as reported on The NASDAQ Global Market on January 13, 2014.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plan are exercised and/or vest.

REGISTRATION OF ADDITIONAL SECURITIES

OpenTable, Inc. (the “Company”) filed with the Securities and Exchange Commission the following Registration Statements on Form S-8 relating to shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to be offered and sold under the 2009 Plan and the contents of such prior Registration Statements are incorporated by reference in this Registration Statement: (1) Registration Statement on Form S-8 filed June 2, 2009 (File No. 333-159672); (2) Registration Statement on Form S-8 filed January 12, 2010 (File No. 333-164308); (3) Registration Statement on Form S-8 filed January 19, 2011 (File No. 333-171770), (4) Registration Statement on Form S-8 filed January 18, 2012 (File No. 333-179065) and (5) Registration Statement on Form S-8 filed January 18, 2013 (File No. 333-186098). The Company is hereby registering an additional 701,281 shares issuable under the 2009 Plan, none of which have been issued as of the date of this Registration Statement.
Item 8.    Exhibits.

See Index to Exhibits.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 17th day of January, 2014.

OPENTABLE, INC.
By:	/s/ Matthew J. Roberts
Matthew J. Roberts Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Matthew J. Roberts and I. Duncan Robertson, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Matthew J. Roberts	Chief Executive Officer and Director	January 17, 2014
Matthew J. Roberts	(Principal Executive Officer)

/s/ I. Duncan Robertson	Chief Financial Officer	January 17, 2014
I. Duncan Robertson	(Principal Financial and Accounting Officer)

/s/ Thomas H. Layton	Chairman of the Board of Directors	January 17, 2014
Thomas H. Layton

/s/ A. George "Skip" Battle	Director	January 17, 2014
A. George "Skip" Battle

/s/ J. William Gurley	Director	January 17, 2014
J. William Gurley

/s/ Robert Hohman	Director	January 17, 2014
Robert Hohman

/s/ Danny Meyer	Director	January 17, 2014
Danny Meyer

/s/ Paul Pressler	Director	January 17, 2014
Paul Pressler

INDEX TO EXHIBITS

Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation of OpenTable, Inc. (incorporated by reference from Exhibit 3.3 to the Registrant’s registration statement on Form S-1, as amended, filed with the Commission on May 6, 2009 (File No. 333-157034))

4.2
Amended and Restated Bylaws of OpenTable, Inc. (incorporated by reference from Exhibit 3.5 to the Registrant’s registration statement on Form S-1, as amended, filed with the Commission on May 6, 2009 (File No. 333-157034))

4.3
Form of OpenTable, Inc.’s Common Stock Certificate (incorporated by reference from Exhibit 4.1 to the Registrant’s registration statement on Form S-1, as amended, filed with the Commission on May 6, 2009 (File No. 333-157034))

4.4
OpenTable, Inc. 2009 Equity Incentive Award Plan (incorporated by reference from Exhibit 10.2 to the Registrant’s registration statement on Form S-1, as amended, filed with the Commission on May 6, 2009 (File No. 333-157034))

4.5
2009 Equity Incentive Award Plan Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement (incorporated by reference from Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on November 5, 2010 (File No. 001-34357))

4.6
2009 Equity Incentive Award Plan Form of Stock Option Grant Notice and Stock Option Agreement (incorporated by reference from Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on November 5, 2010 (File No. 001-34357))

5.1	Opinion and Consent of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included in the signature page to this registration statement)